UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2010

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, WI 53143-5656

(Address of principal executive offices)

Registrant’s telephone number, including area code: (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2010, Martin M. Ellen, Snap-on Incorporated’s (the “Company”) senior vice president–finance and chief financial officer, informed the Company that he will resign from that position to become executive vice president and chief financial officer of Dr Pepper Snapple Group, Inc. To allow for an appropriate transition, Mr. Ellen will remain chief financial officer at Snap-on until March 31, 2010. Aldo J. Pagliari, currently president–Snap-on Equipment, and formally group controller/director of finance for the Snap-on Commercial and Industrial Group, was elected senior vice president–finance and chief financial officer by the Company’s Board of Directors, effective March 31, 2010.

Mr. Pagliari, age 55, has served as president–Snap-on equipment since April 2007. From January 2006 until April 2007, Mr. Pagliari served as senior vice president–Commercial and Industrial Group, with responsibility for the Group’s global financial operations. From December 2002, when he joined Snap-on, until January 2006 he served as group controller/director of finance and planning for the Commercial and Industrial Group. Prior to joining Snap-on, Mr. Pagliari held several senior posts throughout the worldwide finance and business development organization of United Technologies Corporation. Mr. Pagliari holds a Master of Business Administration degree from Syracuse University and a Bachelor of Science degree from Pennsylvania State University. He is also a certified public accountant.

In his role as senior vice president–finance and chief financial officer, Mr. Pagliari will receive a base salary of $340,000 annually and will continue to be eligible to participate in the Company’s incentive plans. As a result of this promotion, Mr. Pagliari’s incentive plan percentage will be increased to 75%. The Company will also enter into a change in control agreement with Mr. Pagliari in substantially the same form as the agreements it has with its other executive officers; the Company’s form of change in control agreement was filed as Exhibit 10.1 to its Current Report on Form 8-K, dated January 31, 2008. For a description of the form of change in control agreement and other benefits available to its executive officers, please see the Company’s definitive proxy statement for its 2009 Annual Meeting of Shareholders, which was filed on March 10, 2009. The Company also expects to enter into an indemnification agreement with Mr. Pagliari in a form substantially the same as Mr. Ellen’s (the form of which was filed as Exhibit 10(d) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 1998).

To further facilitate the transition, Snap-on will enter into a transition services agreement with Mr. Ellen to be effective upon his resignation. Expected compensation under the transition services agreement will be $20,000 per month, for a minimum of one year, in consideration of Mr. Ellen providing various services to the Company to be specified in the agreement. Mr. Ellen will not be an employee of the Company under this agreement.

Forward-looking Statements

Statements in this Report, and in the news release which is an exhibit hereto, that are not historical facts, including statements (i) that include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or (iii) describing Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that the news release contains statements that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. In particular, the changes in management inherently may impact Snap-on’s business and operations which could affect Snap-on’s results of operations and prospects. Other factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements include those found in the Company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended January 2, 2010. Snap-on disclaims any responsibility to update any forward-looking statement provided in this Report, except as required by law.

Item 9.01	Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits:

99.1	Snap-on Incorporated Press Release, dated February 16, 2010.

*        *        *

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED

Date: February 18, 2010	By:	/s/ Irwin M. Shur
Irwin M. Shur, Vice President,
General Counsel and Secretary

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